                                                                   EXHIBIT 25.10

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1
                                    --------

                            STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                          ____________________________

                       THE FIRST NATIONAL BANK OF CHICAGO
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

     A NATIONAL BANKING ASSOCIATION                    36-0899825
                                                       (I.R.S. EMPLOYER
                                                       IDENTIFICATION NUMBER)

     ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS       60670-0126
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)          (ZIP CODE)

                       THE FIRST NATIONAL BANK OF CHICAGO
                      ONE FIRST NATIONAL PLAZA, SUITE 0286
                         CHICAGO, ILLINOIS   60670-0286
            ATTN:  LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                         _____________________________

                                PROFFITT'S, INC.
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

     TENNESSEE                                         62-0331040
     (STATE OR OTHER JURISDICTION OF                   (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)                    IDENTIFICATION NUMBER)


     750 LAKESHORE PARKWAY
     BIRMINGHAM, ALABAMA                                35211
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)          (ZIP CODE)

                       GUARANTEE OF PREFERRED SECURITIES
                        OF PROFFITT'S CAPITAL TRUST III
                        (TITLE OF INDENTURE SECURITIES)

ITEM 1.   GENERAL INFORMATION.  FURNISH THE FOLLOWING
          --------------------
          INFORMATION AS TO THE TRUSTEE:

          (A) NAME AND ADDRESS OF EACH EXAMINING OR
          SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

          Comptroller of Currency, Washington, D.C.,
          Federal Deposit Insurance Corporation,
          Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

          (B) WHETHER IT IS AUTHORIZED TO EXERCISE
          CORPORATE TRUST POWERS.

          The trustee is authorized to exercise corporate trust powers.

ITEM 2.   AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
          ------------------------------
          IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
          SUCH AFFILIATION.

          No such affiliation exists with the trustee.


ITEM 16.  LIST OF EXHIBITS.   LIST BELOW ALL EXHIBITS FILED AS A
          -----------------
          PART OF THIS STATEMENT OF ELIGIBILITY.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.  A copy of the existing by-laws of the trustee.*

          5.  Not Applicable.

          6.  The consent of the trustee required by
              Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.  Not Applicable.

          9.  Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and the State of Illinois, on this 13th day of August, 1998.


            THE FIRST NATIONAL BANK OF CHICAGO,
            TRUSTEE

            By  /s/ John R. Prendiville
               John R. Prendiville
               Vice President




* EXHIBIT 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 25.1 TO THE REGISTRATION STATEMENT ON FORM S-3 OF SUNAMERICA, INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 25, 1996 (REGISTRATION NO. 333-14201).

                                   EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT



                                                     August 13, 1998


Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

         In connection with the qualification of a guarantee between Proffitt's, Inc. and The First National Bank of Chicago, the undersigned, in accordance with
Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                   Very truly yours,

                   THE FIRST NATIONAL BANK OF CHICAGO

                    By   /s/ John R. Prendiville
                         John R. Prendiville
                         Vice President

                                   EXHIBIT 7


Legal Title of Bank:    The First National Bank of Chicago Call Date: 03/31/97
                        ST-BK: 17-1630 FFIEC 031
Address:                One First National Plaza, Ste 0303   Page RC-1
City, State  Zip:       Chicago, IL  60670
FDIC Certificate No.:   0/3/6/1/8
                        ---------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                  DOLLAR AMOUNTS IN          C400
                                                                  -----------------          ----
ASSETS
1.   Cash and balances due from depository institutions
     (from Schedule RC-A):
     a. Noninterest-bearing balances and currency and
        coin(1).........................................                                     0081        4,141,168     1.a
     b. Interest-bearing balances(2)....................                                     0071        5,142,787     1.b
2.   Securities
     a. Held-to-maturity securities (from Schedule
        RC-B, column A).................................                                     1754                0     2.a
     b. Available-for-sale securities (from Schedule
        RC-B, column D).................................                                     1773        7,819,811     2.b
3.   Federal funds sold and securities purchased under
     agreements to resell                                                                    1350        5,619,157     3.
4.   Loans and lease financing receivables:
     a. Loans and leases, net of unearned income
        (from Schedule RC-C)............................             RCFD 2122 26,140,376                              4.a
     b. LESS: Allowance for loan and lease losses.......             RCFD 3123    417,371                              4.b
     c. LESS: Allocated transfer risk reserve...........             RCFD 3128          0                              4.c
     d. Loans and leases, net of unearned income,
        allowance, and reserve (item 4.a minus 4.b
        and 4.c)........................................                                     2125        25,723,005    4.d
5.   Trading assets (from Schedule RD-D)................                                     3545         5,795,159    5.
6.   Premises and fixed assets (including capitalized
        leases).........................................                                     2145           757,033    6.
7.   Other real estate owned (from Schedule RC-M).......                                     2150             6,547    7.
8.   Investments in unconsolidated subsidiaries and
     associated companies (from Schedule RC-M)..........                                     2130           135,327    8.
9.   Customers' liability to this bank on acceptances
     outstanding .......................................                                     2155           512,763    9.

10.  Intangible assets (from Schedule RC-M).............                                     2143           261,456    10.
11.  Other assets (from Schedule RC-F)..................                                     2160         2,223,495    11.
12.  Total assets (sum of items 1 through 11)...........                                     2170        58,137,708    12.

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.


Legal Title of Bank:    The First National Bank of Chicago Call Date: 03/31/97
                        ST-BK: 17-1630 FFIEC 031
Address:                One First National Plaza, Ste 0303   Page RC-2
City, State  Zip:       Chicago, IL  60670
FDIC Certificate No.:   0/3/6/1/8
                        ---------

SCHEDULE RC-CONTINUED

                                                              DOLLAR AMOUNTS IN
LIABILITIES                                                       THOUSANDS           BIL MIL THOU
                                                                  ---------           ------------
13.  Deposits:
     a. In domestic offices (sum of totals of C
        columns A and
        from Schedule RC-E, part 1) ....................      RCON 2200               21,551,932         13.a
        (1) Noninterest-bearing(1) .....................      RCON 6631                9,361,049

        (2) Interest-bearing.................................     RCON 6636 12,190,883                                  13.a2
     b. In foreign offices, Edge and Agreement subsidiaries, and
        IBFs (from Schedule RC-E, part II)...................                             RCFN 2200      14,511,110     13.b
        (1) Noninterest bearing..............................     RCFN 6631    604,859                                  13.b1
        (2) Interest-bearing.................................     RCFN 6636 13,906,251                                  13.b2
 14.    Federal funds purchased and securities sold under
        agreements to repurchase:                                                         RCFD 2800       3.887,022     14
 15.    a. Demand notes issued to the U.S. Treasury .........                             RCON 2840          63,092     15.a
        b. Trading Liabilities (from Schedule RC-D)..........                             RCFD 3548       5,918,194     15.b
 16.    Other borrowed money:
        a. With original maturity of one year or less........                             RCFD 2332       3,134,696     16.a
        b. With original maturity of more than one year......                             RCFD A547         381,681     16.b
        c.  With original maturity of more than three years..                             RCFD A548         326,551     16.c
17.   Not applicable
18.   Bank's liability on acceptance executed and
       outstanding...........................................                             RCFD 2920         512,763     18.
19.   Subordinated notes and debentures......................                             RCFD 3200       2,000,000     19.
20.   Other liabilities (from Schedule RC-G).................                             RCFD 2930       1,163,747     20.
21.   Total liabilities (sum of items 13 through 20).........                             RCFD 2948      53,450,788     21.
22.   Not applicable
EQUITY CAPITAL
23.   Perpetual preferred stock and related surplus..........                             RCFD 3838               0     23.
24.   Common stock...........................................                             RCFD 3230         200,858     24.
25.   Surplus (exclude all surplus related to preferred stock)                            RCFD 3839       3,107,585     25.
26.   a. Undivided profits and capital reserves..............                             RCFD 3632       1,359,598     26.a
      b. Net unrealized holding gains (losses) on available-for-
        sale securities......................................                             RCFD 8434          18,975     26.b
27.    Cumulative foreign currency translation adjustments...                             RCFD 3284             (96)    27.
28.    Total equity capital (sum of items 23 through 27).....                             RCFD 3210       4,686,920     28.
29.    Total liabilities, limited-life preferred stock, and
       equity capital (sum of items 21, 22, and 28)..........                             RCFD 3300      58,137,708      29.


Memorandum

To be reported only with the March Report of Condition.


1. Indicate in the box at the right the number of the statement below that best
   describes the  most comprehensive level of auditing work performed for the                                       ---------Number
   bank by independent external auditors as of any date during 1996......................................RCFD 6724  2        M.1.
                                                                                                                    ---------


1 = Independent audit of the bank conducted in                      4. =   Directors' examination of the bank performed
    accordance with generally accepted auditing standards by               by other external auditors (may be required
    a certified public accounting firm which submits a                     by state chartering authority)
    report on the bank authority)                                   5 =    Review of the bank's financial statements by
2 = Independent audit of the bank's parent                                 external auditors
    holding company conducted in accordance with generally          6 =    Compilation of the bank's financial
    accepted auditing standards by a certified public accounting           statements by external
    firm which submits a report on the consolidated holding         7 =    Other audit procedures (excluding tax
    company auditors (but not on the bank separately)                      preparation work)
3 = Directors' examination of the bank conducted                    8 =    No external audit work
    in accordance with generally accepted auditing standards
    by a certified public accounting firm (may be required by
    state chartering authority)

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.